EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106773) of Encore Medial Corporation of our report dated May 20, 2005 relating to the financial statements and financial statement schedule of the Encore Medical Corporation 401(k) Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP
Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
June 20, 2005